CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 26, 2014 with respect to the audited financial statements of Orion Financial Group, Inc. as of December 31, 2013 and 2012 and the year ended December 31, 2013 and the period from March 26, 2012 (inception) through December 31, 2012 and 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

June 16, 2014